Exhibit 99.16

CREDIT SUISSE OPPORTUNITY FUNDS

(A registered investment company)

POWER OF ATTORNEY

Each of the undersigned hereby authorizes Michael A. Pignataro and J. Kevin Gao, Esq., each with full power to act without the other, as attorney-in-fact to sign on his behalf in the capacities indicated, and to file (or have filed) with all exhibits thereto a registration statement on Form N-14 (including amendments thereto) with respect to Credit Suisse High Income Fund, a series of Credit Suisse Opportunity Funds (the “Fund”).

This power shall be valid as to each of the undersigned until superseded by a subsequent power of attorney or revoked by written notice delivered to the President or Secretary of the Fund, such subsequent power or revocation to be effective for each signatory on an individual basis.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument on the date shown.

By:	/s/ Steven N. Rappaport	5/28/10
Steven N. Rappaport		Date
Trustee and Chairman of the Board

By:	/s/ Jeffrey E. Garten	5/28/10
Jeffrey E. Garten		Date
Trustee

By:	/s/ Peter F. Krogh	5/28/10
Peter F. Krogh		Date
Trustee

By:	/s/ Enrique R. Arzac	5/28/10
Enrique R. Arzac		Date
Trustee